Exhibit 99.1

Investor Contact:  Valda Colbart, 419-784-2759, rfcinv@rurban.net

Rurban Financial Corp. Announces Extension of Stock Repurchase Program

DEFIANCE, OH, July 28, 2009 – Rurban Financial Corp. (Nasdaq: RBNF), (the “Company”), a leading provider of full-service community banking, investment management, trust services, and bank data and item processing, announced that its Board of Directors has authorized an extension to the stock repurchase program for an additional fifteen months.

The original stock repurchase program was announced in April, 2007 for fifteen months authorizing purchase of 250,000 common shares, or approximately 5% of the Company’s outstanding common shares.  The Company extended the program in July, 2008 for an additional twelve months.  The Company currently has purchased 164,754 of the 250,000 with 85,246 shares remaining.  Under the repurchase program, the remaining 85,246 common shares will be repurchased from time-to-time in the open market or in privately negotiated transactions in accordance with applicable federal and state securities laws and regulations.  The extent to which the company repurchases its common shares and the timing of such repurchases will depend upon stock price, general economic and market conditions and other corporate considerations.  The repurchase program may be suspended at any time.

Ken Joyce, President and Chief Executive Officer stated, “We believe repurchasing Rurban’s stock is one of the best investments Rurban can make, while underscoring our commitment to enhancing stockholder value and providing an opportunity to improve various earnings measurements and accumulate stock for future uses.  Despite the slower economy, Rurban's stock price has maintained relative consistency, yet we strongly believe the current valuation does not reflect the underlying long-term value of the Company.  We are optimistic about our future and the Board’s approval of this program is a reflection of their strong belief in Rurban.”

About Rurban Financial Corp.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio.  Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services and RDSI Banking Systems (RDSI), including DCM.  The State Bank and Trust Company offers financial services through its 20 banking centers in Allen, Defiance, Fulton, Lucas, Paulding, Williams and Wood Counties, Ohio and Allen County, Indiana and a Loan Production Office in Franklin County, Ohio.  Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest.  RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin.  Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF.  The Company currently has 10,000,000 shares of stock authorized and 4,862,679 shares outstanding.  The Company's website is http://www.rurbanfinancial.net.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law.  All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.